UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2015

CATALENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36587	20-8737688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 29, 2015, Catalent, Inc. (the “Company”) held its 2015 annual meeting of shareholders. At the annual meeting, shareholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 16, 2015 (the “Proxy Statement”). The final voting results for the matters submitted to a vote of shareholders were as follows:

Proposal No. 1 – Election of Directors

At the annual meeting, the Company’s shareholders elected the persons listed below as Class I directors for a three-year term expiring at the Company’s 2018 annual meeting of shareholders or until their respective successors are duly elected and qualified:

	Votes Cast For	Votes Withheld	Broker Non-Votes
John Chiminski	117,245,868	254,532	1,819,471
E. Bruce McEvoy	113,900,216	3,600,184	1,819,471
Jack Stahl	115,919,322	1,581,078	1,819,471

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2016.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
119,299,541	18,136	2,194	N/A

Proposal No. 3 – Non-Binding Vote on Executive Compensation

The Company’s shareholders approved, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
117,293,088	188,869	18,443	1,819,471

Proposal No. 4 – Non-Binding Vote on the Frequency of Future Advisory Votes on Executive Compensation

The Company’s shareholders voted, in a non-binding advisory vote, on whether a shareholder vote to approve the compensation paid to the Company’s named executive officers should occur every one, two or three years as set forth below.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
105,645,261	6,367	11,842,212	6,560	1,819,471

In light of this vote, the Company intends to include an advisory shareholder vote to approve the compensation paid to its named executive officers every year until the next required vote on the frequency of shareholder votes on the compensation of named executive officers. The Company is required to hold a vote on frequency every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALENT, INC.

Date: October 30, 2015	By:	/s/ STEVEN FASMAN
	Name:	Steven Fasman
	Title:	Senior Vice President and General Counsel